Exhibit 99.1

Allarity Therapeutics Granted Japanese Patent for Stenoparib DRP® Companion Diagnostic, Further Strengthening Stenoparib Development

TARPON SPRINGS, Fla., September 15, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced that the Japan Patent Office (JPO) has granted a key patent covering Allarity’s proprietary stenoparib-specific Drug Response Predictor (DRP®) companion diagnostic. The newly granted patent, Japanese Patent No. 7917283, provides protection in Japan into 2039.

Thomas Jensen, Chief Executive Officer of Allarity Therapeutics, said: “Japan is one of the world’s largest pharmaceutical markets and is also the home of Eisai, the original developer of stenoparib. This award of the patented patent is critical to securing stenoparib’s developability in one of the world’s most important pharmaceutical markets. This award reflects our ongoing strategic efforts to strengthen and extend our intellectual property, ensuring the development and potential commercialization of stenoparib- together with its DRP® companion diagnostic- in the world’s most important commercial markets.”

The granted patent covers the DRP methods for predicting clinical benefit from stenoparib based on gene-expression profiles derived from tumor samples, as well as methods for selecting patients most likely to benefit from stenoparib treatment using the stenoparib DRP® test.

Allarity has previously secured patent protection for the stenoparib DRP® in the United States, with protection extending into April 2042, as well as in certain European jurisdictions and Australia. Related patent applications remain pending in additional international markets.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage pharmaceutical company focused on developing personalized cancer treatments. The Company is developing stenoparib, a novel PARP/tankyrase inhibitor for patients with advanced ovarian cancer, and is using its proprietary DRP® technology to develop a companion diagnostic designed to identify patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark, and its U.S. business address is in Florida. For more information, visit www.allarity.com.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. Tankyrases have emerged as potential therapeutic targets in cancer due in part to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, including drug-resistant cancers. Through its inhibition of PARP and the WNT signaling pathway, stenoparib has the potential to provide therapeutic benefit across multiple cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer.

Allarity has secured exclusive global rights to develop and commercialize stenoparib, which was originally developed by Eisai Co., Ltd. and was formerly known as E7449 and 2X-121.

Allarity has completed its first Phase 2 trial evaluating stenoparib in patients with advanced ovarian cancer. The trial demonstrated promising and durable clinical benefit in patients with ovarian cancer who received two or more prior lines of therapy and were treated with stenoparib twice daily. Updated data from the trial were presented at the AACR Special Conference on Advances in Ovarian Cancer in September 2025. These analyses remain subject to change as the study data mature.

Based on the emerging clinical experience with stenoparib, Allarity developed a new protocol focused on patients with platinum-resistant ovarian cancer, which began enrolling patients in the summer of 2025. The amended protocol enrolls only platinum-resistant or platinum-ineligible patients and is designed to advance the clinical development of stenoparib toward potential FDA approval.

In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for patients with relapsed small cell lung cancer, or SCLC, began enrolling in early 2026 and is currently enrolling patients at multiple U.S. Department of Veterans Affairs sites.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® technology to identify patients who, based on the gene expression signature of their cancer, may be more likely to benefit from a particular drug. By screening patients before treatment, and selecting those with a sufficiently high, drug-specific DRP score, the DRP technology is designed to increase the likelihood of therapeutic benefit.

The DRP methodology is based on the comparisons of sensitive and resistant human cancer cell lines, and incorporates transcriptomic data, clinical tumor biology filters and prior clinical trial outcomes. The DRP uses messenger RNA expression profiles derived from patient biopsies to generate drug-specific predictive scores.

The DRP® platform has demonstrated the ability to provide statistically significant predictions of clinical outcome following drug treatment across dozens of retrospective and prospective clinical studies. The platform is designed for potential application across multiple cancer types, is patented for dozens of anti-cancer drugs and has been extensively described in peer-reviewed scientific literature.

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Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements reflect current expectations or forecasts regarding future events. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the term, scope, validity, enforceability and commercial value of the Company’s newly granted Japanese patent covering its stenoparib-specific DRP® companion diagnostic, including the patent’s term extending into 2039; the ability of the patent to protect the use of the stenoparib DRP® test to identify patients most likely to derive clinical benefit from stenoparib treatment; the anticipated contribution of the patent to the Company’s intellectual property and commercial strategy; the potential utility and regulatory acceptance of the DRP® companion diagnostic strategy; and the Company’s plans and ability to advance stenoparib and its companion diagnostic toward clinical development, regulatory approval and commercialization. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the scope, validity, enforceability, maintenance and interpretation of the granted Japanese patent; the possibility of third-party challenges, including during the six-month post-grant opposition period, administrative proceedings, litigation or other actions affecting the patent or the Company’s intellectual property rights; the possibility that the actual patent term or scope of protection may differ from the Company’s expectations; the Company’s ability to obtain, maintain and enforce intellectual property protection in Japan and other jurisdictions; the potential utility, clinical validation and regulatory acceptance of the DRP® companion diagnostic strategy; the Company’s ability to conduct, enroll and complete its ongoing and future clinical trials; the possibility that prior clinical observations may not be confirmed in ongoing or future studies; the ability of stenoparib to demonstrate sufficient safety, efficacy, tolerability or clinical benefit to support further development or regulatory approval; and the Company’s ability to secure sufficient financial, operational, manufacturing and clinical resources to continue development of stenoparib. For a discussion of risks and uncertainties and other important factors that could cause actual results to differ materially from those contained in the forward-looking statements, see the risk factors and other disclosures in Allarity’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings are available through the SEC’s website. All information in this press release is as of the date of the release, and the Company undertakes no obligation to update or revise this information, except as required by applicable law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com